SPECTRAFAX CORP.
         --------------------------------------
             (exact name of registrant as specified in its charter)


Delaware                                  59-2412164
-------------                             ---------------
(State or other jurisdiction of          (IRS Employer Identification No.)
incorporation or organization)


1752 Windsor Road, Suite 206               Loves Park, IL 61111
---------------------------------------------------------------
(Address of principal executive offices)

Registrant's telephone number, including area code:           (815)637-7600
                                   -------------


Item 5.  Other items.

Naples, FL. - March 29, 2002-SpectraFAX (OTC/BB:SRFX) The President of SpectraFax and the Chief Executive Officer of Tricomp have announced the successful closing of the share exchange transaction between SpectraFax Corporation and Tricomp, Inc. The merged entity will be known as Serefex Corporation and trade under the same symbol SRFX:OB. The share exchange was approved by the shareholders of SpectraFax Corporation at a special shareholder's meeting held on March 11, 2002.


Item 7   Financial Statements and Exhibits.

(c)      Exhibits.

99.1     Press Release

                    SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          SEREFEX CORPORATION

                                          formerly SPECTRAFAX CORPORATION
                                          /s/ DAVE MCKINNEY
                                          ------------------------
                                          Dave McKinney
                                          President

                                          Dated: April 11, 2002

                                                                   Exhibit  99.1

          Serefex Corporation Completes Purchase of 5 Office Buildings

LOVES PARK, Ill.--April 12, 2002--Serefex Properties, a division of The Serefex Corporation (OTCBB:SRFX:OB) of Loves Park, Illinois, announced today the completion of the purchase of five office buildings that are part of the Windsor Park Office Complex. The buildings are currently valued at over five million dollars according to a recent MAI appraisal.

This latest addition of real estate places the current valuation of Serefex Properties at over eleven million dollars. Serefex Properties plans to maintain the current office environment at the Windsor Park complex and will seek additional tenants for office space at the center in order to increase the current 92% occupancy level. Serefex Properties intends to seek other similar income producing properties in order to add value and income for our shareholders. Serefex Corporation trades under the symbol: SRFX:OB.

Serefex Corporation is comprised of two (2) divisions: Enroll2College, a three-year old software firm whose market consists of institutional and educational computer interlocking software users and Serefex Properties, a commercial real estate management company.

For any questions regarding this news release please call Serefex Corporation at 815-637-7600 or visit our website at http://www.serefex.com.

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. In order for the company to utilize the "safeharbor" provisions of the Private Securities Litigation Reform act of 1955, you are hereby cautioned, and the Company hereby notes, that these statements may be affected by risk factors affecting the Company generally, as well as those identified in the SpectraFAX Registration Statement on Form 10-SB with the Securities and Exchange Commission, and actual results could differ materially from the forward-looking statements. The Company undertakes no obligations to update or revise any such forward-looking statements.